Exhibit 10.8
ARIAD PHARMACEUTICALS, INC. 2014 LONG-TERM INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement certifies that, pursuant to the ARIAD Pharmaceuticals, Inc. 2014 Long Term Incentive Plan (the “2014 Plan”), the Board of Directors of ARIAD Pharmaceuticals, Inc. (the “Company”) has granted the right to receive shares of common stock, $.001 par value per share (“Common Stock”), of the Company (the “Grant”), payable as soon as administratively feasible following each of the following vesting dates, provided the Participant is then employed by the Company or an Affiliate:

Name of Participant:
Number of Shares:
Grant Date:
Grant Price:    $.001 per Share

Vesting Date    Shares to be Delivered

[Vesting schedule to be inserted]    [Insert number of Shares]

In no event shall the Company be required to issue fractional shares and the number of shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of shares vesting on the final date shall be the remaining unvested balance of the Shares.

The Grant is subject to all the terms, conditions and limitations set forth in the 2014 Plan, which is incorporated herein by reference, and to the following additional terms specified by the Board of Directors of the Company. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the 2014 Plan.

Grant Price. The Grant Price has been deemed to have been paid by services rendered to the Company or an Affiliate by the Participant.

Termination: The Grant shall terminate on the earlier of the last vesting date or the date of Termination of Service. Termination of Service means the date the Participant ceases to be an Eligible Person in any capacity. The Grant shall not be affected by the change of a Participant’s status with in or among the Company and any Affiliates, so long as the Participant remains an Eligible Person. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the Participant does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the Participant does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. If an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to the Participant in respect of such Affiliate who does not continue as an Eligible Person in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

Tax Considerations. This award is intended to qualify as a “short-term deferral” exempt from Section 409A of the Internal Revenue Code of 1986, as amended. The Participant acknowledges and agrees that he/she is responsible for all federal, state and local taxes applicable to the Shares when issued and will provide the Company with a cash payment of the statutory minimum withholding tax due via an automated brokerage sale transacted through the Company’s equity administration platform of a sufficient number of Shares to cover the statutory minimum tax withholding obligation of the Company, after deduction of the broker’s commission, and which sale provides for remittance directly by the broker to the Company of the cash necessary in order for the Company to satisfy its statutory minimum tax withholding obligation.

Transferability. The Grant is not assignable or transferable, other than as provided in the 2014 Plan.

This Restricted Stock Unit Agreement, together with the 2014 Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (with the exception of acceleration of vesting provisions contained in any other agreement with the Company). No other statement, representation, warranty, covenant or agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Restricted Stock Unit Agreement. Notwithstanding the foregoing in any event, this Restricted Stock Unit Agreement shall be subject to and governed by the 2014 Plan.

In witness whereof, the Company has caused this Restricted Stock Unit Agreement to be executed by its duly authorized officer.

ARIAD PHARMACEUTICALS, INC.        PARTICIPANT

By:__________________________________ ____________________________________
    Name:            Name:
Title: